UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2022, Sugarmade, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”), pursuant to which the Company issued an 8% promissory note (the “Note”) with a maturity date of November 14, 2023 (the “Maturity Date”), in the principal sum of $532,000 (the “Principal Sum”). In addition, the Company issued a common stock purchase warrant for the purchase of up to 1,773,333,333 shares of the Company’s common stock (the “Warrant”) to the Holder pursuant to the SPA. Pursuant to the terms of the Note, the Company agreed to pay the Principal Sum to the Holder and to pay interest on the principal balance at the rate of 8% per annum. The Note carries an original issue discount (“OID”) of $53,200. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $478,800 in exchange for the Note and Warrant. The Holder may convert the Note into the Company’s common stock (the “Common Stock”), at any time at a conversion price equal to $0.0001 per share, subject to adjustment as provided in the Note (including but not limited to certain price protection provisions in case of future dilutive offerings) as well as certain beneficial ownership limitations.

The Company may prepay the Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Note, Warrant, or SPA.

Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 150% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

The Warrant is exercisable for five years from November 14, 2022, at an exercise price of $0.0003 per share (the “Exercise Price”), subject to adjustment as provided in the Warrant. The Warrant also contains certain cashless exercise provisions as well as price protection provisions providing for adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants and the Exercise Price in case of future dilutive offerings. Notwithstanding the foregoing, the adjustment to the number of shares of Common Stock issuable due to a dilutive offering will only apply if an Event of Default occurs under the Note.

The Company’s obligations under the Note are guaranteed by Lemon Glow Company, Inc., a California corporation (“Lemon”) and subsidiary of the Company, pursuant to that certain guaranty dated November 14, 2022 (the “Guaranty”). Pursuant to the Guaranty, the Company’s obligations under the Note are secured by all of the assets of Lemon, excluding the property located at 8895 High Valley Road, Clearlake Oaks, CA 95423.

The SPA contains customary representations, warranties, and covenants of the Company, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company to enter into variable rate transactions. Pursuant to the SPA, the Holder also has certain participation rights in certain future equity and debt offerings by the Company until the date that the Note is extinguished as well as piggy-back registration rights with respect to the Common Stock into which the Note is convertible and Warrant is exercisable.

The foregoing descriptions of the Warrant, Note, SPA, and Guaranty do not purport to be complete and are qualified in its entirety by reference to the full text of the Warrant, Note, SPA, and Guaranty, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Common Stock Purchase Warrant, dated as of November 14, 2022, by and between Sugarmade, Inc. and Mast Hill Fund, L.P.
10.1	Promissory Note, dated as of November 14, 2022, by and between Sugarmade, Inc. and Mast Hill Fund, L.P.
10.2	Securities Purchase Agreement, dated as of November 14, 2022, by and between Sugarmade, Inc. and Mast Hill Fund, L.P.
10.3	Guaranty, dated as of November 14, 2022, by and between Lemon Glow Company, Inc. and Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 18, 2022	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer